Exhibit 99.1

Alta Equipment Group Inc. Prices $30 Million Offering of Series A Cumulative Perpetual Preferred Stock

Livonia, MI. – December 18, 2020 – Alta Equipment Group Inc. (NYSE: ALTG) (“Alta” or the “company”), a leading provider of premium industrial and construction equipment and related services, today announced the pricing of its underwritten registered public offering of 1,190,000 depository shares at an initial public offering price of $25 per share, raising gross proceeds of $29,750,000 before deducting underwriting discounts, the structuring fee and other estimated offering expenses. Each depositary share represents a 1/1000th fractional interest in a share of the Company’s 10.00% Series A Cumulative Perpetual Preferred Stock.

In connection with the offering, the company has granted the underwriters a 30-day option to purchase up to an additional 10,000 depositary shares. The offering is expected to close on or about December 22, 2020, subject to customary closing conditions.

The company’s shares of Preferred Stock are expected to begin trading on NYSE under the symbol “ALTG PRA” within 30 business days of the closing date of this offering, if approved.

Alta expects to use the net proceeds of this offering primarily to continue to fund its growth, including future acquisitions and investments and for general corporate purposes.

B. Riley Securities, D.A. Davidson & Co., Ladenburg Thalmann, and William Blair & Company are acting as joint book-running managers for this offering. Boenning & Scattergood is acting as lead manager with Huntington Capital Markets and Colliers Securities as co-managers. The offering of these securities is being made pursuant to an effective registration statement on Form S-1, which was initially filed with the Securities and Exchange Commission (the “SEC”) on 12/3/2020, and declared effective by the SEC on 12/17/2020. The offering will be made only by means of prospectus. A copy of the prospectus relating to these securities may be obtained, when available, from the website of the SEC at http://www.sec/gov or by contacting: B. Riley Securities, Inc., 1300 17th Street North, Suite 1300, Arlington, Virginia 22209, Attn: Prospectus Department, Email: prospectuses@brileyfin.com, Telephone (703) 312-9580.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. Through its branch network, the Company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, cranes, earthmoving equipment and other industrial and construction equipment. Alta has operated as an equipment dealership for 35 years and has developed a branch network that includes 51 total locations across Michigan, Illinois, Indiana, New England, New York, Virginia and Florida. Alta offers its customers a one-stop-shop for most of their equipment needs by providing sales, parts, service, and rental functions under one roof. More information can be found at www.altaequipment.com.

Forward Looking Statements

This presentation includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: our future financial performance; our plans for expansion and acquisitions; and changes in our strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on information available as of the date of this presentation, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the parties’ views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against us relating to the business combination and related transactions; (2) the ability to maintain our listing of shares of common stock on the New York Stock Exchange; (3) the risk that integrating our acquisitions disrupts our current plans and operations; (4) the ability to recognize the anticipated benefits of our business combination and acquisitions, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, our ability to maintain relationships with customers and suppliers and retain our management and key employees; (5) changes in applicable laws or regulations; (6) the possibility that we may be adversely affected by other economic, business, and/or competitive factors; (7) disruptions in the political, regulatory, economic and social conditions domestically or internationally; (8) major public health issues, such as an outbreak of a pandemic or epidemic (such as the novel coronavirus COVID-19), which could cause disruptions in our operations, supply chain, or workforce; and (9) and other risks and uncertainties identified in this presentation or indicated from time to time in the section entitled “Risk Factors” in our annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts

Investors:

Bob Jones / Taylor Krafchik

Ellipsis

IR@altaequipment.com

(646) 776-0886

Media:

Glenn Moore

Alta Equipment

glenn.moore@altaequipment.com

(248) 305-2134